SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Additional Materials               Commission Only (as permitted)
[ ] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-11(c) or Rule 14a-12


                               JUNO LIGHTING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        Lens Investment Management, LLC
                           Ram Trust Services, Inc.
                               Robert B. Holmes
                               John B. Goodrich
                                  Nell Minow
                               Robert A.G. Monks
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value, of Juno Lighting, Inc.
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: Not applicable.
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:  Not applicable.
        ------------------------------------------------------------------------
    (5) Total Fee Paid:  Not applicable.
        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:  Not applicable.
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:  Not applicable.
        ------------------------------------------------------------------------
    (3) Filing Party:  Not applicable.
        ------------------------------------------------------------------------
    (4) Date Filed:  Not applicable.
        ------------------------------------------------------------------------

                                                              June 28, 1999

                  [LENS INVESTMENT MANAGEMENT, LLC LETTERHEAD]




                                  June 28, 1999

To Our Fellow Stockholders of Juno Lighting, Inc.:

                  As you know, the Lens Group*, which owns approximately 7.2% of the outstanding common stock of Juno Lighting, Inc. ("Juno"), has for some time been questioning the value to Juno stockholders of the merger consideration to be paid if the proposed merger of Juno with a subsidiary of Fremont Investors I, LLC (the "Merger") is approved at the Special Meeting of Juno stockholders called for this purpose which is scheduled to be held tomorrow, June 29, 1999. We have elected to demand the appraisal of our shares of Juno common stock and, in this regard, have delivered to Juno a written demand for appraisal of such shares. The procedure for demanding appraisal is set forth in Section 262 of the General Corporation Law of the State of Delaware and a description of such procedure is contained in Juno's proxy statement relating to the Special Meeting. Under Delaware law, a demand for appraisal of shares must be made "before the taking of the vote on the merger." At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw such demand and accept the consideration offered in the merger.

                  Please note that we are not advising you to demand appraisal of your shares of Juno common stock. If you are interested in making such a demand, you should immediately seek advice from your own attorney in order to preserve your rights. You should also be aware that, if you decide to demand the appraisal of your shares and do not withdraw your demand, you may ultimately receive more, the same or less than the consideration being offered in the merger.

                  The Lens Group has also sent a letter today to Juno asking for clarification of the effect, if any, that the exercise of appraisal rights by some stockholders will have on the merger consideration to be paid to stockholders who have not exercised such rights. The letter also seeks clarification of the type of consideration to be received by stockholders who demand appraisal for their shares and then withdraw such demand within 60 days after the effective time of the merger. A copy of such letter is attached.

                  We have voted "No" on the Merger and we hope that you do the same. If you have already voted, you may still change your vote.

                                            Very truly yours,

                                            LENS INVESTMENT MANAGEMENT, LLC



*The "Lens Group" consists of Lens Investment Management, LLC, Ram Trust Services, Inc., Robert B. Holmes, John B. Goodrich, Nell Minow and Robert A.G. Monks. The Lens Group has filed a proxy statement with the Securities and Exchange Commission ("SEC") in connection with the Special Meeting of stockholders of Juno to be held on June 29, 1999 and has mailed its proxy statement to stockholders.


#741570 v1.
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                  [LENS INVESTMENT MANAGEMENT, LLC LETTERHEAD]




                                  June 28, 1999

Via Facsimile (847-813-8201)

Juno Lighting, Inc.
1300 S. Wolf Road
Des Plaines, Illinois 60017-5065

Attention:  Julius Lewis, Secretary

Gentlemen:

As you may know, Lens Investment Management, LLC and Ram Trust Services, Inc. and certain of their affiliates (collectively, the "Lens Group") own approximately 7.2% of the outstanding common stock of Juno Lighting, Inc. ("Juno").

In connection with the merger (the "Merger") contemplated by the Agreement and Plan of Recapitalization and Merger (the "Merger Agreement"), dated May 26, 1999, among Juno, Fremont Investors I, LLC ("Fremont Investors") and Jupiter Acquisition Corp., Juno shareholders may exercise appraisal rights. In order to make a fully informed decision regarding the exercise of such rights, we require your advice as to whether the consideration payable to stockholders in the Merger will be affected by the exercise of appraisal rights. Specifically, our questions are as follows:

         (i) If one or more Stockholders ("Dissenting Stockholders") exercise their appraisal rights, will all 2.4 million shares of Juno common stock to be issued in the Merger ("New Juno Shares") be issued to other stockholders ("Non-Dissenting Stockholders")? If so, is the following statement contained in Juno's proxy statement still accurate: "Stockholders can elect to receive . . . $25 in cash (for at least 87.1% of your shares)"?

         (ii) If all 2.4 million New Juno Shares are not issued to Non-Dissenting Stockholders in the Merger, on what basis will you determine the number to be issued (as a percentage of shares for which appraisal is sought or otherwise)? Also, if all 2.4 million New Juno Shares are not issued to Non-Dissenting Shareholders in the Merger, will there be any effect upon the recapitalization accounting treatment of the Merger and related transactions?

         (iii) If Dissenting Stockholders make demands for appraisal of their shares and then withdraw such demands within 60 days after the Merger is consummated, what form of merger consideration would such Dissenting Stockholders receive? Please assume for this purpose that such Dissenting


#741508 v1.

Stockholders would elect to receive cash and that a sufficient number of Non-Dissenting Shareholders have elected to receive cash so as to require proration under the Merger Agreement.

         (iv) As a related point, will the Merger consideration be paid as soon as practicable after the Merger (as stated in your proxy statement) or does Juno intend to wait until it determines whether Dissenting Stockholders continue to pursue their appraisal rights?

We consider it vitally important to making an informed decision that we receive the answers to these questions prior to the Special Meeting of Stockholders of Juno to be held on June 29, 1999. Please respond as soon as possible to the undersigned at (202) 434-8723 or to our counsel, David Zeltner of Weil, Gotshal & Manges LLP, at (212) 310-8220.

Please note that we are forwarding a copy of this letter to the staff of the Securities and Exchange Commission.


                                            Sincerely,

                                            LENS INVESTMENT MANAGEMENT, LLC

                                            By: /s/ Nell Minow
                                                ------------------------------
                                                Nell Minow
                                                Member


cc:  United Stated Securities and Exchange Commission
       David E. Zeltner, Esq.


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